Exhibit 11.1

Computation of Earnings Per Share

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for income from continuing operations:

	Income	Shares	Per Share
U.S. dollars in thousands except share and per share data	(Numerator)	(Denominator)	Amount
Three Months Ended September 30, 2001
Basic earnings per share
Income available to common shareholders	$97	11,787,725	$0.01

Effect of Dilutive Securities:
Class A Warrants		--
Director and Employee Options		--
Class B Warrants		--
Diluted earnings per share
Income available to common shareholders	$97	11,787,725	$0.01

Three Months Ended September 30, 2000
Basic loss per share
Loss available to common shareholders	$(35,048)	11,817,349	$(2.97)

Effect of Dilutive Securities:
Class A Warrants		--
Director and Employee Options		--
Class B Warrants		--
Diluted loss per share
Loss available to common shareholders	$(35,048)	11,817,349	$(2.97)

Nine Months Ended September 30, 2001
Basic loss per share
Loss available to common shareholders	$(9,762)	11,786,000	$(0.83)

Effect of Dilutive Securities:
Class A Warrants		--
Director and Employee Options		--
Class B Warrants		--
Diluted loss per share
Loss available to common shareholders	$(9,762)	11,786,000	$(0.83)

Nine Months Ended September 30, 2000
Basic loss per share
Loss available to common shareholders	$(48,667)	11,746,066	$(4.14)

Effect of Dilutive Securities:
Class A Warrants		--
Director and Employee Options		--
Class B Warrants		--

Diluted loss per share
Loss available to common shareholders	$(48,667)	11,746,066	$(4.14)